Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$5,504	$6,518
Short-term investments	2,604	5,124
Accounts receivable and other receivables, net of allowance for doubtful accounts of $0 as of June 30, 2024 and December 31, 2023	840	506
Inventories — current	978	837
Assets held for sale	—	51
Note receivable — current	1,759	—
Prepaid expenses and other current assets	537	807
Current assets of discontinued operations — GoodWheat	212	1,129
Total current assets	12,434	14,972
Property and equipment, net	54	70
Right of use asset	513	792
Inventories — noncurrent	191	196
Intangible assets, net	39	39
Note receivable — noncurrent	3,974	-
Other noncurrent assets	164	164
Noncurrent assets of discontinued operations — GoodWheat	—	3,472
Total assets	$17,369	$19,705
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$1,560	$1,910
Amounts due to related parties	80	58
Operating lease liability — current	563	852
Other current liabilities	255	270
Current liabilities of discontinued operations — GoodWheat	240	500
Total current liabilities	2,698	3,590
Operating lease liability — noncurrent	11	155
Common stock warrant and option liabilities	1,094	1,257
Other noncurrent liabilities	2,000	2,000
Total liabilities	5,803	7,002
Commitments and contingencies (Note 14)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized; 1,362,840 and 1,285,337 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	65	65
Additional paid-in capital	284,760	284,515
Accumulated other comprehensive income	81	101
Accumulated deficit	(273,202)	(271,840)
Total stockholders’ equity	11,704	12,841
Non-controlling interest	(138)	(138)
Total stockholders' equity	11,566	12,703
Total liabilities and stockholders’ equity	$17,369	$19,705

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share data and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Product	$1,306	$1,287	$2,293	$2,369
License	—	10	—	10
Total revenues	1,306	1,297	2,293	2,379
Operating expenses (income):
Cost of revenues	633	650	1,104	1,178
Research and development	10	27	16	40
Gain on sale of intangible assets	(4,000)	—	(4,000)	—
Impairment of property and equipment	—	—	36	—
Selling, general and administrative	2,683	2,074	4,745	4,671
Total operating (income) expenses	(674)	2,751	1,901	5,889
Income (loss) from continuing operations	1,980	(1,454)	392	(3,510)
Interest income	150	207	195	405
Other income (loss), net	150	(13)	153	19
Valuation loss on March 2023 PIPE	—	—	—	(6,076)
Change in fair value of common stock warrant and option liabilities	(430)	4,416	163	5,357
Issuance and offering costs allocated to liability classified options	—	—	—	(430)
Net income (loss) from continuing operations before income taxes	1,850	3,156	903	(4,235)
Income tax provision	—	(1)	—	(1)
Net income (loss) from continuing operations	1,850	3,155	903	(4,236)
Net loss from discontinued operations — Body Care	—	(330)	—	(511)
Net loss from discontinued operations — GoodWheat	(789)	(2,007)	(2,265)	(3,819)
Net income (loss)	1,061	818	(1,362)	(8,566)
Net loss attributable to non-controlling interest	—	(5)	—	(5)
Net income (loss) attributable to common stockholders	$1,061	$823	$(1,362)	$(8,561)
Net income (loss) per share attributable to common stockholders:
Basic and diluted from continuing operations	$1.36	$2.33	$0.66	$(3.81)
Basic from discontinuing operations	$(0.58)	$(1.71)	$(1.66)	$(3.90)
Net income (loss) per basic and diluted share attributable to common stockholders	$0.78	$0.61	$(1.00)	$(7.70)
Weighted-average number of shares used in per share calculations:
Basic and diluted	1,362,840	1,358,395	1,362,249	1,111,915
Other comprehensive income, net of tax
Unrealized gains on available-for-sale securities	$31	$21	$91	$21
Change in unrealized gains on available-for-sale securities	$(80)	$21	$(20)	$21
Comprehensive income (loss)	$981	$844	$(1,382)	$(8,540)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,362)	$(8,566)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(163)	(5,357)
Issuance and offering costs allocated to liability classified options	—	430
Valuation loss on March 2023 PIPE	—	6,076
Depreciation	85	138
Lease amortization	352	357
Amortization of note receivable discount	(29)	—
Gain on disposal of property and equipment	(89)	(26)
Gain on sale of RS durum wheat trait	(4,000)	—
Stock-based compensation	240	411
Write-down of inventories	—	192
Impairment of property and equipment	36	—
Changes in operating assets and liabilities:
Accounts receivable and other receivables	(334)	87
Inventories	440	(1,316)
Prepaid expenses and other current assets	270	(142)
Other noncurrent assets	—	(13)
Accounts payable and accrued expenses	(612)	(149)
Amounts due to related parties	22	(16)
Other current liabilities	(15)	12
Operating lease liabilities	(507)	(382)
Net cash used in operating activities	(5,666)	(8,264)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	162	37
Proceeds from sale of Verdeca — earn-out received	—	569
Proceeds from sale of investments	2,501	—
Proceeds from sale of RS durum wheat trait	4,000	—
Cash paid related to sale of GoodWheat	(2,000)	—
Purchases of property and equipment	(16)	(5)
Purchases of investments	—	(5,002)
Net cash provided by (used in) investing activities	4,647	(4,401)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, pre-funded warrants and preferred investment options from March 2023 PIPE	—	5,997
Payments of offering costs relating to March 2023 PIPE	—	(497)
Proceeds from ESPP purchases	5	5
Net cash provided by financing activities	5	5,505
Net decrease in cash and cash equivalents	(1,014)	(7,160)
Cash and cash equivalents — beginning of period	6,518	20,644
Cash and cash equivalents — end of period	$5,504	$13,484
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
NONCASH INVESTING AND FINANCING ACTIVITIES:
Common stock options issued to placement agent and included in offering costs related to March 2023 PIPE	$—	$212
Warrant and option modifications included in Valuation loss on March 2023 PIPE	$—	$404
Proceeds from sale of property and equipment in accounts receivable and other receivables	$84	$2
Right of use assets obtained in exchange for new operating lease liabilities	$86	$—
Note receivable recognized from sale of GoodWheat	$5,705	$—

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